                                                                   EXHIBIT 10.23





                            CLIFFS DRILLING COMPANY


                           COMPENSATION DEFERRAL PLAN

                               TABLE OF CONTENTS


ARTICLE 1 - DEFINITIONS

         1.1  Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.2  Active Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.3  Adjusted Beginning Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.4  Allocation Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.5  Allocation Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.6  Annual Incentive Bonus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.7  Base Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.8  Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.9  Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.10  Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.11  Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.12  Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.13  Company Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.14  Deferral Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.15  Deferral Agreement Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.16  Deferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.17  Deferred Stock Deferral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.18  Deferred Stock Deferral Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.19  Director . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.20  Director's Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.21  Director's Fee Deferral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.22  Director's Fee Deferral Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.23  Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.24  Elective Deferral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.25  Elective Deferral Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.26  Eligible Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.27  Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.28  Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.29  Employer Matching Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.30  Employer Matching Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.31  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.32  Highly Compensated Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.33  Incentive Bonus Deferral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.34  Incentive Bonus Deferral Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.35  Incentive Equity Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.36  Investment Gain or Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.37  Investment Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.38  Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.39  Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.40  Option Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.41  Option Stock Deferral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.42  Option Stock Deferral Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.43  Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.44  Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.45  Plan Document  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.46  Plan Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

         1.47  Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.48  Qualified Domestic Relations Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.49  Regular Salary Deferral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.50  Regular Salary Deferral Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.51  Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.52  Restricted Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.53  Restricted Stock Deferral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.54  Restricted Stock Deferral Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.55  Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.56  Savings Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         1.57  Separation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         1.58  Sponsor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         1.59  Unforeseeable Emergency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         1.60  Valuation Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         1.61  Valuation Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE 2 - PARTICIPATION

         2.1  Designation of Active Participants by Board of Directors  . . . . . . . . . . . . . . . . . . . . . . .  7
         2.2  Commencement of Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         2.3  Cessation of Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         2.4  Recommencement of Participation by Former Participants  . . . . . . . . . . . . . . . . . . . . . . . .  7
         2.5  Frozen Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE 3 - PARTICIPANT DEFERRALS AND EMPLOYER MATCHING ALLOCATIONS

         3.1  Deferral Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         3.2  Regular Salary Deferrals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         3.3  Incentive Bonus Deferrals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         3.4  Option Stock Deferrals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         3.5  Restricted Stock Deferrals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         3.6  Deferred Stock Deferrals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         3.7  Director's Fee Deferrals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         3.8  Employer Matching Credits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE 4 - ALLOCATIONS

         4.1  Information Statements from Employer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.2  Allocation of Elective Deferrals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.3  Allocation of Employer Matching Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.4  Participant Selection of Investment Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.5  Allocation of Investment Gain or Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.6  Effective Date of Allocations and Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.7  No Vesting Unless Otherwise Prescribed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 5 - BENEFITS AND EVENTS ENTITLING PARTICIPANTS TO DISTRIBUTION OF BENEFITS

         5.1  Benefit upon Death, Retirement, or Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         5.2  Benefit upon Separation for Any Reason Other Than Death, Retirement, or Disability  . . . . . . . . . .  12
         5.3  Specified Date Election of Interim Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.4  Forfeiture of Nonvested Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.5  Time for Determining Account Balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.6  Accounting for Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.7  Receipt of Domestic Relations Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.8  Withdrawal for Unforeseeable Emergency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 6 - DISTRIBUTION OF BENEFITS

         6.1  Time of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.2  Distribution Methods Available  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.3  Distribution Method in Event of Separation Other Than upon Death, Retirement, or Disability . . . . . .  14
         6.4  Choice of Distribution Methods in Event of Death, Retirement, or Disability . . . . . . . . . . . . . .  14
         6.5  Change of Distribution Method After Commencement of Benefits  . . . . . . . . . . . . . . . . . . . . .  14
         6.6  Distributions from Stock Deferral and Employer Matching Accounts  . . . . . . . . . . . . . . . . . . .  15
         6.7  Single Sum Payment of Small Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.8  Qualified Domestic Relations Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.9  Distributions to Disabled . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.10  Designation of Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.11  No Duplication of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.12  Missing Distributees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.13  Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.14  Claims Appeal Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.15  Participant's Right to Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE 7 - COMMITTEE

         7.1  Appointment, Term, Resignation, and Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.2  Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.3  Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.4  Quorum and Majority Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.5  Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.6  Disqualification of Committee Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.7  Disclosure to Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.8  Standard of Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.9  Liability of Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.10  Indemnification of Committee Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.11  Bonding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.12  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.13  Persons Serving in Dual Fiduciary Roles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.14  Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.15  Standard of Judicial Review of Committee Actions . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE 8 - ADOPTION OF PLAN BY OTHER EMPLOYERS

         8.1  Adoption Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         8.2  No Joint Venture Implied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE 9 - AMENDMENT AND TERMINATION

         9.1  Sponsor's Right to Amend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.2  Limitations on Right to Amend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.3  Retroactive Amendments to Meet Labor or Tax Requirements  . . . . . . . . . . . . . . . . . . . . . . .  21
         9.4  Sponsor's Right to Terminate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.5  Vesting upon Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE 10 - MISCELLANEOUS

         10.1  Requirements of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.2  No Rights as Stockholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.3  Changes in the Sponsor's Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.4  Establishment of Trust Fund not Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         10.5  Plan Does Not Constitute an Employment Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         10.6  Spendthrift Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         10.7  Form of Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.8  Governing Laws; Parties to Legal Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.9  Plan Document Controlling  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.10  Severability of Clauses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.11  Cross References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.12  Securities Law Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                            CLIFFS DRILLING COMPANY

                           COMPENSATION DEFERRAL PLAN


         THIS AGREEMENT by Cliffs Drilling Company, a Delaware corporation (the "Sponsor"),

                              W I T N E S S E T H:

         WHEREAS, the Sponsor desires to establish a program that will compensate for certain limits on elective deferrals and employer matching contributions imposed on certain executive employees under the Cliffs Drilling Company 401(k) Savings Plan;

         WHEREAS, the Sponsor desires to provide the opportunity for certain executive employees to accumulate supplemental funds for retirement or special needs prior to retirement through the deferral of portions of their regular salary and other compensation; and

         WHEREAS, the plan hereby established is intended to constitute an unfunded plan of deferred compensation for a select group of management or highly compensated employees;

         NOW, THEREFORE, the Sponsor hereby adopts the plan hereinafter set forth.


                                   ARTICLE 1
                                  DEFINITIONS


         The terms defined in this Article shall have the meanings attributed to them unless the context obviously requires another meaning:

         1.1 ACCOUNT. "Account" shall mean any of the ledger accounts pertaining to a Participant that are maintained by the Committee to reflect the Participant's interest in the Plan. The Committee shall establish the Accounts specifically described in the Plan and any additional Accounts that the Committee considers to be necessary in order to reflect the entire interest of the Participant in the Plan. Each of the Accounts shall reflect any Elective Deferrals, Employer Matching Credits, and Investment Gain or Loss allocable to the Account.

         1.2 ACTIVE PARTICIPANT. "Active Participant" shall mean an individual designated as such by the Board of Directors.

         1.3 ADJUSTED BEGINNING BALANCE. "Adjusted Beginning Balance" shall mean the balance of an Account as of the last Valuation Date preceding the current Valuation Period, reduced by the amount of any distributions allocable to that Account made during the current Valuation Period.

         1.4 ALLOCATION DATE. "Allocation Date" shall mean the last day of each calendar month.

         1.5 ALLOCATION PERIOD. "Allocation Period" shall mean the period beginning on the day following an Allocation Date (or on the first day of the first Plan Year, in the case of the first Allocation Period) and ending on the immediately succeeding Allocation Date.

         1.6 ANNUAL INCENTIVE BONUS. "Annual Incentive Bonus" shall mean the cash bonus, if any, awarded to a Participant for a Plan Year.

         1.7 BASE COMPENSATION. "Base Compensation" shall mean the total cash remuneration paid to an Employee by the Employer for personal services as reported on the Employee's federal income tax withholding statement or statements (Form W-2 or its subsequent equivalent), excluding, however, bonuses, sick pay, and excluding special payments, such as moving expenses, and benefits provided under any Employer sponsored employee benefit program. For purposes of determining an Employee's compensation, any election by such Employee to reduce his regular cash remuneration under Sections 125 or 401(k) of the Code, or under this Plan, shall be treated as if the Employee did not make such election.

         1.8 BENEFICIARY. "Beneficiary" shall mean any person(s), trust(s), or other entity(ies), including the Participant's estate, entitled to receive the benefits payable hereunder upon the Participant's death.

         1.9 BOARD OF DIRECTORS. "Board of Directors" shall mean the board of directors of the Sponsor.

         1.10 CHANGE OF CONTROL. "Change of Control" shall mean either a Change in Control or a Potential Change in Control, as such terms are defined in the Incentive Equity Plan.

         1.11 CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.12 COMMITTEE. "Committee" shall mean the committee appointed by the Sponsor to administer the Plan.

         1.13 COMPANY STOCK. "Company Stock" shall mean shares of the common stock, $.01 par value, of the Sponsor.

         1.14 DEFERRAL AGREEMENT. "Deferral Agreement" shall mean an agreement of the type described in Section 3.1.

         1.15 DEFERRAL AGREEMENT EFFECTIVE DATE. "Deferral Agreement Effective Date" shall mean, except as otherwise provided in this Section, the first day of the Plan Year beginning after the properly completed and executed Deferral Agreement is received by the Committee. "Deferral Agreement Effective Date" shall mean February 1, 1998, in the case of any Deferral Agreement executed before that date. As applicable to an Active Participant who has become an Employee or Director within the ten-day period immediately preceding the execution of the Deferral Agreement, "Deferral Agreement Effective Date" shall mean the date the Deferral Agreement is executed. The Deferral Agreement shall be effective with respect to any Base Compensation, Annual Incentive Bonus, or Director's Fee earned and payable on or after the Deferral Agreement Effective Date. The Deferral Agreement shall be effective with respect to Option Stock with respect to which an Option is or becomes exercisable on or after the Deferral Agreement Effective Date. The Deferral Agreement shall be effective with respect to any Restricted Stock that becomes nonforfeitable after the Deferral Agreement Effective Date. The Deferral Agreement shall be effective with respect to any Deferred Stock that is issued after the Deferral Agreement Effective Date.

         1.16 DEFERRED STOCK. "Deferred Stock" shall mean shares of Company Stock awarded or issued to a Participant as deferred stock under any stock-based compensation plan or program adopted or maintained from time to time by the Sponsor.

         1.17 DEFERRED STOCK DEFERRAL. "Deferred Stock Deferral" shall mean the Participant's deferral made pursuant to the provisions of Section 3.6, if any.

         1.18 DEFERRED STOCK DEFERRAL ACCOUNT. "Deferred Stock Deferral Account" shall mean the ledger account maintained by the Committee for each Participant that reflects any Deferred Stock Deferrals made by the Participant and any Investment Gain or Loss attributable to such deferrals.

         1.19 DIRECTOR. "Director" shall mean a member of the board of directors of the Employer.

         1.20 DIRECTOR'S FEE. "Director's Fee" shall mean all cash compensation (not including expense reimbursements) payable by the Employer for services rendered as a Director, including annual retainers and board and committee meeting fees.

         1.21 DIRECTOR'S FEE DEFERRAL. "Director's Fee Deferral" shall mean the Participant's deferral made pursuant to the provisions of Section 3.7 if any.

         1.22 DIRECTOR'S FEE DEFERRAL ACCOUNT. "Director's Fee Deferral Account" shall mean the ledger account maintained by the Committee for each Participant that reflects any Director's Fee Deferrals made by the Participant and any Investment Gain or Loss attributable to such deferrals.

         1.23 DISABILITY. "Disability" shall mean a physical or mental condition which, in the judgment of the Committee, totally and presumably permanently prevents a Participant from engaging in substantial gainful employment with his Employer.

         1.24 ELECTIVE DEFERRAL. "Elective Deferral" shall mean either (i) the Participant's Regular Salary Deferral, Incentive Bonus Deferral, Option Stock Deferral, Deferred Stock Deferral, Restricted Stock Deferral, or Director's Fee Deferral; or (ii) all such deferrals.

         1.25 ELECTIVE DEFERRAL ACCOUNT. "Elective Deferral Account" shall mean either (i) the Participant's Regular Salary Deferral Account, Incentive Bonus Deferral Account, Director's Fee Deferral Account, Option Stock Deferral Account, Deferred Stock Deferral Account, or Restricted Stock Deferral Account; or (ii) all such Accounts.

         1.26 ELIGIBLE CLASS. "Eligible Class" shall mean all Directors, Officers, and Highly Compensated Employees of the Employer.

         1.27 EMPLOYEE. "Employee" shall mean an individual who is reflected as a common law employee of the Employer in the records of the Employer.

         1.28 EMPLOYER. "Employer" shall mean the Sponsor and any other business organization that has adopted this Plan.

         1.29 EMPLOYER MATCHING CREDIT. "Employer Matching Credit" shall mean the credit made pursuant to the provisions of Section 3.8, if any.

         1.30 EMPLOYER MATCHING ACCOUNT. "Employer Matching Account" shall mean the ledger account maintained by the Committee for each Participant that reflects any portion of the Employer Matching Credits allocated to the Participant and any Investment Gain or Loss attributable to such credits.

         1.31 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.32 HIGHLY COMPENSATED EMPLOYEE. "Highly Compensated Employee" shall mean an Employee who is among the Employees whose Base Salary is $100,000 or more per Plan Year, as adjusted from time to time by the Board of Directors.

         1.33 INCENTIVE BONUS DEFERRAL. "Incentive Bonus Deferral" shall mean the Participant's deferral made pursuant to the provisions of Section 3.3, if any.

         1.34 INCENTIVE BONUS DEFERRAL ACCOUNT. "Incentive Bonus Deferral Account" shall mean the ledger account maintained by the Committee for each Participant that reflects any Incentive Bonus Deferrals made by the Participant and any Investment Gain or Loss attributable to such deferrals.

         1.35 INCENTIVE EQUITY PLAN. "Incentive Equity Plan" shall mean the Cliffs Drilling Company 1988 Incentive Equity Plan, as amended from time to time, or any replacement or successor plan adopted by the Sponsor. Any reference to a specific provision of the Incentive Equity Plan shall be deemed to include a reference to the corresponding provision of any amended, replacement, or successor Incentive Equity Plan.

         1.36 INVESTMENT GAIN OR LOSS. "Investment Gain or Loss" shall mean, with respect to a Participant's Regular Salary Deferral Account, Incentive Bonus Deferral Account, Director's Fee Deferral Account, and the dollar denominated portion of the Deferred Stock Deferral Account, the amount determined by applying the rate of return for the applicable Investment Option(s) for the Valuation Period then ending to the Adjusted Beginning Balance of such Account. With respect to a Participant's Option Stock Deferral Account, Restricted Stock Deferral Account, Employer Matching Account, and the portion of the Deferred Stock Deferral Account denominated in shares of Company Stock, Investment Gain or Loss shall mean the dividends or other distributions on shares of Company Stock credited to such Accounts, which dividends or other distributions shall be converted to shares of Company Stock in the same manner as is applicable to Deferred Stock Awards under the Incentive Equity Plan.

         1.37 INVESTMENT OPTION. "Investment Option" shall mean the fund or other measure of investment return selected pursuant to Section 4.4.

         1.38 OFFICER. "Officer" shall mean the chief executive officer, the president, any vice president, the secretary, and the treasurer of the Employer, as well as any other officer specified in the bylaws of the Employer or designated by the board of directors of the Employer pursuant to their authority under such bylaws.

         1.39 OPTION. "Option" shall mean a stock option awarded to a Participant under any stock-based compensation plan or program adopted or maintained from time to time by the Sponsor.

         1.40 OPTION STOCK. "Option Stock" shall mean shares of Company Stock issued or issuable to a Participant pursuant to the exercise of a stock option granted under any stock-based compensation plan or program adopted or maintained from time to time by the Sponsor.

         1.41 OPTION STOCK DEFERRAL. "Option Stock Deferral" shall mean the Participant's deferral made pursuant to the provisions of Section 3.4, if any.

         1.42 OPTION STOCK DEFERRAL ACCOUNT. "Option Stock Deferral Account" shall mean the ledger account maintained by the Committee for each Participant that reflects any Option Stock Deferrals made by the Participant and any Investment Gain or Loss attributable to such deferrals.

         1.43 PARTICIPANT. "Participant" shall mean a person who qualifies as such under the provisions of Article 2.

         1.44 PLAN. "Plan" shall mean all aspects of the program known as Cliffs Drilling Company Compensation Deferral Plan, the purpose of which is to provide retirement, death, and other severance benefits to Participants, surviving spouses, and other Beneficiaries. The Plan comprehends the Plan Document under which it is maintained; and the rights, powers, duties, and obligations of the Employers, the Participants, the Beneficiaries, and all other interested parties.

         1.45 PLAN DOCUMENT. "Plan Document" shall mean this agreement, as amended from time to time.

         1.46 PLAN QUARTER. "Plan Quarter" shall mean each of the three-month periods ending on the last day of the third, sixth, ninth, and twelfth months of each Plan Year.

         1.47 PLAN YEAR. "Plan Year" shall mean the 12-consecutive-month annual accounting period of the Plan, which shall end on the last day of December of each calendar year.

         1.48 QUALIFIED DOMESTIC RELATIONS ORDER. "Qualified Domestic Relations Order" shall mean any order determined by the Committee to be a qualified domestic relations order within the meaning of Section 414(p) of the Code.

         1.49 REGULAR SALARY DEFERRAL. "Regular Salary Deferral" shall mean the Participant's compensation deferral made pursuant to the provisions of
Section 3.2, if any.

         1.50 REGULAR SALARY DEFERRAL ACCOUNT. "Regular Salary Deferral Account" shall mean the ledger account maintained by the Committee for each Participant that reflects any Regular Salary Deferrals made by the Participant and any Investment Gain or Loss attributable to such deferrals.

         1.51 REGULATION. "Regulation" shall mean the Internal Revenue Service regulation specified, as it may be changed from time to time.

         1.52 RESTRICTED STOCK. "Restricted Stock" shall mean shares of Company Stock awarded or issued to a Participant as restricted stock under any stock-based compensation plan or program adopted or maintained from time to time by the Sponsor.

         1.53 RESTRICTED STOCK DEFERRAL. "Restricted Stock Deferral" shall mean the Participant's deferral made pursuant to the provisions of Section 3.5, if any.

         1.54 RESTRICTED STOCK DEFERRAL ACCOUNT. "Restricted Stock Deferral Account" shall mean the ledger account maintained by the Committee for each Participant that reflects any Restricted Stock Deferrals made by the Participant and any Investment Gain or Loss attributable to such deferrals.

         1.55  RETIREMENT.  "Retirement" shall mean Separation of a Participant
(i) after completion of 15 years of service and attainment of age 55, (ii) after attainment of age 62, or (iii) only in the case of a Participant who has not been an Employee at any time during his participation in the Plan, at any time. For purposes of this Section, years of service shall be determined under the rules applied in determining years of service for purposes of vesting under the Savings Plan.

         1.56 SAVINGS PLAN. "Savings Plan" shall mean The Cliffs Drilling Company 401(k) Savings Plan, as amended from time to time, or any replacement or successor plan adopted by the Sponsor. Any reference to a specific provision of the Savings Plan shall be deemed to include a reference to the corresponding provision of any amended, replacement, or successor Savings Plan.

         1.57 SEPARATION. "Separation" shall mean an individual's termination of employment (or service as a Director) with an Employer without commencing or continuing employment (or service as a Director) with any other Employer.

         1.58 SPONSOR. "Sponsor" shall mean Cliffs Drilling Company, a Delaware corporation, or any other business organization that assumes the primary responsibility for maintaining this Plan with the consent of the last preceding Sponsor.

         1.59 UNFORESEEABLE EMERGENCY. "Unforeseeable Emergency" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Circumstances which constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, no emergency withdrawal may be made to the extent that such financial hardship is or may be relieved
(i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent that liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of Elective Deferrals. The term "unforeseeable emergency" does not include the need to send the Participant's child to college or the desire to purchase a home.

         1.60 VALUATION DATE. "Valuation Date" shall mean the last day of each Plan Quarter and any other day or days selected by the Committee on which the Plan (or any portion thereof) is to be valued. One or more investment funds may have different Valuation Dates from other investment funds. Valuation Dates must be announced to all Participants.

         1.61 VALUATION PERIOD. "Valuation Period" shall mean the period beginning on the day following a Valuation Date (or on the first day of the first Plan Year, in the case of the first Valuation Period) and ending on the immediately succeeding Valuation Date.

                                   ARTICLE 2
                                 PARTICIPATION


         2.1 DESIGNATION OF ACTIVE PARTICIPANTS BY BOARD OF DIRECTORS. The Board of Directors may designate from time to time such members of the Eligible Class as it shall from time to time determine to be Active Participants. An Active Participant shall continue as such until the earlier of (i) the date the individual ceases to be a member of the Eligible Class, or (ii) the date specified by the Board of Directors as the date on which the individual shall no longer be an Active Participant.

         2.2 COMMENCEMENT OF PARTICIPATION. An Employee or Director shall become a Participant on the later of (i) the effective date of the adoption of the Plan by such individual's Employer, or (ii) the date on which such individual is first designated as an Active Participant by the Board of Directors.

         2.3 CESSATION OF PARTICIPATION. An individual who has become a Participant shall cease to be a Participant on the later of (i) the first date on which he ceases to be an Active Participant, or (ii) the first date on which no portion of his Accounts remains to be distributed and no amounts remain to be credited to his Accounts.

         2.4 RECOMMENCEMENT OF PARTICIPATION BY FORMER PARTICIPANTS. A former Participant shall again become a Participant on the date, if any, on which such individual is again designated as an Active Participant by the Board of Directors.

         2.5 FROZEN ACCOUNTS. A Participant's Accounts shall be frozen as of the date that he is no longer an Active Participant. A Participant whose Accounts have been frozen shall not be permitted to make additional deferrals under the Plan, nor shall his Accounts share in the allocation of any Employer Matching Credits which are allocated to Participants' Accounts as of a date on or after the date as of which his Account is frozen. Such a Participant's Accounts, however, shall continue to share in any Investment Gain or Loss of the Plan during the period of time that his Accounts are frozen. The Accounts of such a Participant shall be unfrozen immediately upon his redesignation as an Active Participant, and he shall thereupon participate in the Plan in accordance with the terms thereof.

                                   ARTICLE 3
            PARTICIPANT DEFERRALS AND EMPLOYER MATCHING ALLOCATIONS


         3.1 DEFERRAL AGREEMENTS. A Deferral Agreement shall be an agreement in a form satisfactory to the Committee to prospectively receive one or more items of compensation from the Employer in a reduced amount and to have the Committee credit an amount equal to the amount of the reduction to the Participant's Account. The Deferral Agreement shall specify the amount of the deferral to be considered (i) a Regular Salary Deferral, (ii) an Incentive Bonus Deferral, (iii) an Option Stock Deferral, (iv) a Deferred Stock Deferral,
(v) a Restricted Stock Deferral, and (vi) a Director's Fee Deferral. Any such Deferral Agreement shall be revocable or irrevocable in accordance with its terms, provided that no revocation shall be retroactive or permit payment to the Participant of any amount deferred prior to the date of revocation. A Participant shall be entitled to prospectively modify his Deferral Agreement at least once a year. The Committee shall establish and announce to the Participants the rules governing the administration of Elective Deferrals, including any limitations upon the amount that may be deferred and the procedures for and any limitations upon a Participant's right to revoke or change his designation. Elective Deferrals may be made by periodic payroll deductions or by other methods, as determined from time to time by the Committee.

         3.2 REGULAR SALARY DEFERRALS. Each Active Participant shall specify in his Deferral Agreement the percentage (not to exceed 50 percent) of his Base Compensation to be deferred under this Plan as a Regular Salary Deferral. Such deferrals shall commence on the Deferral Agreement Effective Date.

         3.3 INCENTIVE BONUS DEFERRALS. Each Active Participant shall specify in his Deferral Agreement the percentage of his Annual Incentive Bonus, if any, to be deferred under this Plan as an Incentive Bonus Deferral. Such deferrals shall commence on the Deferral Agreement Effective Date.

         3.4 OPTION STOCK DEFERRALS. Each Active Participant shall specify in his Deferral Agreement any shares of Option Stock to be deferred under this Plan. Such specification shall identify the date(s) of the Stock Option(s) covered by the Deferral Agreement, the date each installment of Option Stock will be exercisable, and the number of shares of Option Stock to be deferred under this Plan from each such installment. Contemporaneously with the execution and delivery of any Deferral Agreement described in this Section, the Active Participant shall execute all documents and take all such other action as may be necessary or appropriate to surrender his right to exercise the Option with respect to the shares of Option Stock covered by the Deferral Agreement. Such deferrals shall apply to Option Stock with respect to which an Option is exercisable on or after the Deferral Agreement Effective Date. The amount deferred shall be the number of shares of Company Stock (including fractional shares) determined by the formula N = S x (CP - EP) / CP; where N = number of shares of Company Stock to be credited to the Active Participant's Option Stock Deferral Account; S = number of shares of Option Stock in the installment covered by the Deferral Agreement; CP = current price of one share of Company Stock; and EP = exercise price of one share of Option Stock. Current price shall be determined separately for each installment of Option Stock covered by the Deferral Agreement as of the later of the Deferral Agreement Effective Date or the date the installment would have become exercisable under the terms of the Option.

         3.5 RESTRICTED STOCK DEFERRALS. Each Active Participant shall specify in his Deferral Agreement any shares of Restricted Stock to be deferred under this Plan. Such specification shall identify the date(s) of the Restricted Stock award(s) covered by the Deferral Agreement, the date each installment of Restricted Stock will cease to be subject to restrictions, and the number of shares of Restricted Stock to be deferred under this Plan from each such installment. Contemporaneously with the execution and delivery of any Deferral Agreement described in this Section, the Active Participant shall execute all documents and take all such other action as may be necessary or appropriate to transfer the shares of Restricted Stock covered by the Deferral Agreement to the Sponsor. Such deferrals shall apply to Restricted Stock with respect to which restrictions lapse on or after the Deferral Agreement Effective Date.

         3.6 DEFERRED STOCK DEFERRALS. Each Active Participant shall specify in his Deferral Agreement any shares of Deferred Stock to be deferred under this Plan. Such specification shall identify the date(s) of the Deferred Stock award(s) covered by the Deferral Agreement, the date each installment of Deferred Stock is receivable, and the number of shares of Deferred Stock to be deferred under this Plan from each such installment. To the extent that the Participant has the right to receive cash in lieu of shares of Company Stock under the terms of the Deferred Stock award, the Participant may specify that credits to his Deferred Stock Account shall be made in cash instead of in shares of Company Stock. Such deferrals shall apply to Deferred Stock which becomes receivable on or after the Deferral Agreement Effective Date.

         3.7 DIRECTOR'S FEE DEFERRALS. Each Active Participant who is a Director shall specify in his Deferral Agreement the percentage of his Director's Fee to be deferred under this Plan as a Director's Fee Deferral. Such deferrals shall commence on the Deferral Agreement Effective Date.

         3.8 EMPLOYER MATCHING CREDITS. The Employer shall, for each Plan Year, make an Employer Matching Credit on behalf of each Active Participant in an amount equal to (i) the rate at which matching contributions are made under the Savings Plan multiplied by the sum of his Regular Salary Deferral and Incentive Bonus Deferral for the Plan Year, provided that for purposes of this Section only such sum may not exceed six percent of his Base Compensation for the Plan Year, minus (ii) the amount of the actual employer matching contribution for the Participant under the Savings Plan for the Plan Year.

                                   ARTICLE 4
                                  ALLOCATIONS


         4.1 INFORMATION STATEMENTS FROM EMPLOYER. As soon as practical after each Allocation Date, the Employer shall provide the Committee with a schedule setting forth the amount of its Employer Matching Credit for each Active Participant; the names of its Active Participants and other Participants; the amount and type of Elective Deferral(s) of each of its Active Participant's; and the amount of Base Compensation and Director's Fees paid to each Active Participant. Such schedules shall be conclusive evidence of such facts.

         4.2 ALLOCATION OF ELECTIVE DEFERRALS. The Committee shall allocate to each Participant an amount equal to his Elective Deferrals for each Allocation Period. Each Participant's share shall be credited to his Regular Salary Deferral Account, Incentive Bonus Deferral Account, Option Stock Deferral Account, Deferred Stock Deferral Account, Restricted Stock Deferral Account, and Director's Fee Deferral Account to the extent of the amount of the corresponding type of deferral. Allocations to the Participant's Regular Salary Deferral Account, Incentive Bonus Deferral Account, and Director's Fee Deferral Account shall be in units representing dollars. Allocations to the Participant's Option Stock Deferral Account and Restricted Stock Deferral Account shall be in units representing shares of Company Stock. Allocations to the Participant's Deferred Stock Deferral Account shall be in units representing shares of Company Stock, except to the extent otherwise elected by the Participant pursuant to Section 3.6.

         4.3 ALLOCATION OF EMPLOYER MATCHING CREDIT. The Committee shall separately allocate the Employer Matching Credit for each Plan Year among the Employer's Active Participants by allocating to each such Participant an amount equal to the Employer Matching Credit made on his behalf. Each Participant's share shall be credited to his Employer Matching Account. The Employer Matching Credit shall be in units representing shares of Company Stock.

         4.4 PARTICIPANT SELECTION OF INVESTMENT OPTIONS. Each Participant shall specify the Investment Options to be applied in determining Investment Gain or Loss on his Elective Deferral Accounts (other than his Option Stock Deferral Account, Deferred Stock Deferral Account, or Restricted Stock Deferral Account). The Investment Options shall be (i) the variable rate of interest per annum quoted as the "prime rate" in the Wall Street Journal as the base rate on corporate loans posted by at least 75 percent of the nation's largest banks, plus two percent; or (ii) any investment fund available to participants in the Savings Plan, other than any Company Stock fund. The Committee shall establish rules pertaining to the administration of the choice of Investment Options, including but not limited to selection of forms, rules for making selections effective, establishing the frequency of permitted changes, the minimum percentage covered by any Investment Option, and all other necessary or appropriate regulations.

         4.5 ALLOCATION OF INVESTMENT GAIN OR LOSS. The Committee shall determine the rate of return on each Investment Option as of each Valuation Date. The Committee shall then allocate the Investment Gain or Loss for the Valuation Period then ended to each Account.

         4.6 EFFECTIVE DATE OF ALLOCATIONS AND ADJUSTMENTS. The Committee shall credit to each Participant's Accounts such Participant's Elective Deferrals, so that all such amounts shall be entered in the Participant's Accounts as soon as administratively practicable following the date on which they would have been paid to or otherwise been includable in gross income for federal income tax purposes in the absence of a deferral election. The Committee shall credit to each Participant's Employer Matching Account such Participant's portion of the Employer Matching Credit so that all such Employer Matching

Credits shall become effective and be entered in each Participant's Account as of the last day of the Plan Year to which they are attributable. The Committee shall credit to each Participant's Accounts such Participant's portion of the adjustments and allocations required by Section 4.5, so that all such allocations shall become effective and be entered in such Participant's Accounts as of the Valuation Date with respect to which they are attributable.

         4.7 NO VESTING UNLESS OTHERWISE PRESCRIBED. No allocations, adjustments, credits, or transfers shall ever vest in any Participant any right, title, or interest in the Plan except at the times and upon the terms and conditions herein set forth.

                                   ARTICLE 5
                   BENEFITS AND EVENTS ENTITLING PARTICIPANTS
                          TO DISTRIBUTION OF BENEFITS


         5.1 BENEFIT UPON DEATH, RETIREMENT, OR DISABILITY. A Participant whose Separation occurs on account of Retirement or Disability shall be entitled to a benefit equal to the total amount credited to all of his Accounts other than his Restricted Stock Deferral Account, plus (ii) all vested shares of Company Stock credited to his Restricted Stock Deferral Account. A share of Company Stock credited to a Participant's Restricted Stock Deferral Account (including any share credited as Investment Gain or Loss) shall be vested as of any date for purposes of this Section if it is attributable to the deferral of a share of Restricted Stock that would have become nonforfeitable on or before such date under the terms of the award of such share of Restricted Stock. Each Participant's interest in his Restricted Stock Deferral Account shall be fully vested and nonforfeitable after any Change of Control. The Beneficiary of a Participant whose Separation occurs on account of death shall be entitled to a benefit equal to the amount determined under the preceding provisions of this Section.

         5.2 BENEFIT UPON SEPARATION FOR ANY REASON OTHER THAN DEATH, RETIREMENT, OR DISABILITY. A Participant whose Separation occurs for any reason other than death, Retirement, or Disability shall be entitled to a benefit equal to the sum of (i) the total amount credited to all of his Accounts other than his Restricted Stock Deferral Account and his Employer Matching Account, plus (ii) all vested shares of Company Stock credited to his Restricted Stock Deferral Account (as determined in the manner specified in Section 5.1), plus (iii) his vested percentage of the total amount credited to his Employer Matching Account. Except as otherwise expressly provided in this Plan, a Participant's vested percentage shall be determined under the vesting provisions applicable to the Participant's interest in his matching employer contribution account under the Savings Plan. Each Participant's interest in his Employer Matching Account shall be fully vested and nonforfeitable after any Change of Control.

         5.3 SPECIFIED DATE ELECTION OF INTERIM DISTRIBUTION. A Participant may elect to receive distribution of a specified amount or percentage of the vested balance of his Account in one of the methods specified in Section 6.2. The election shall specify the date upon which the distribution is to be made or commenced. Such date may be prior to the Participant's Separation, but shall not be less than 12 months after the date the election is made and delivered to the Committee. The election shall be made on such form as may be prescribed for that purpose by the Committee, and shall be irrevocable.

         5.4 FORFEITURE OF NONVESTED AMOUNTS. A Participant shall forfeit the nonvested portion of his Employer Matching Account if and when he incurs a forfeiture of any nonvested portion of his matching employer contribution account under the Savings Plan. Forfeited amounts shall not be restored upon resumption of employment by a Participant or former Participant.

         5.5 TIME FOR DETERMINING ACCOUNT BALANCES. The amount credited to a Participant's Accounts shall be determined, for purposes of this Article, as of the Valuation Date coincident with or next following the date of the Participant's Separation.

         5.6 ACCOUNTING FOR DISTRIBUTIONS. The balance of an Account shall be reduced as of the first day of the Valuation Period by the amount of any forfeitures, withdrawals, payments, distributions, or other amounts properly chargeable to such Account during such Valuation Period.

         5.7 RECEIPT OF DOMESTIC RELATIONS ORDER. The receipt of a judicial decree or order shall constitute an event permitting distribution under the Plan, provided that such judicial decree or order would constitute a Qualified Domestic Relations Order if the requirement that such an order not require a plan to make distribution to an alternate payee prior to a Participants earliest retirement age, as defined in Section 414(p)(4)(B) of the Code, were disregarded.

         5.8 WITHDRAWAL FOR UNFORESEEABLE EMERGENCY. Any Participant may make application to the Committee to withdraw in a single sum from his Elective Deferral Accounts and from the vested balance of his Employer Matching Account such amount, and not more than that amount, as is reasonably needed to satisfy the emergency need. Whether or not a Participant has incurred an Unforeseeable Emergency shall be determined by the Committee on the basis of all relevant facts available to the Committee and in accordance with written procedures established by the Committee. Such written procedures shall specify the requirements for requesting and receiving distributions on account of Unforeseeable Emergency, including what forms must be submitted and to whom. The Committee shall uniformly and consistently apply such written procedures so that all Participants in similar circumstances are treated alike. All determinations regarding Unforeseeable Emergency must be made in accordance with objective nondiscretionary criteria. Such determinations must also comply with applicable Department of Treasury regulations and rulings. An application for a withdrawal made pursuant to this Section must be in writing and must state the reason or reasons for the need of such Participant to make such a withdrawal. Such application must specify the amount necessary to satisfy the Participant's Unforeseeable Emergency. The Committee shall be entitled to rely upon the Participant's representations set forth in his application, to the extent that such reliance is reasonable. A distribution made pursuant to this Section shall not exceed the amount necessary to meet the Unforeseeable Emergency of the Participant. The amount of an Unforeseeable Emergency withdrawal may include any amounts necessary to pay any federal, state, or local income taxes reasonably anticipated to result from the distribution. Applications under this Section shall be processed as soon as administratively feasible. The Committee shall direct the Employer when to disburse any funds as an Unforeseeable Emergency withdrawal.

                                   ARTICLE 6
                            DISTRIBUTION OF BENEFITS

         6.1 TIME OF DISTRIBUTION. Subject to any contrary provisions in this Article, distributions provided for in the Plan shall be made or commenced as soon as practical, and in any event, within one year after the Participant's Separation.

         6.2  DISTRIBUTION METHODS AVAILABLE.  Except as otherwise provided in
Section 6.6, distributions shall be paid in cash. Distributions shall be made in any one of the following optional distribution methods:

                 (a)  A single sum.

                 (b)  Equal annual installments for a period of five years.

                 (c)  Equal annual installments for a period of ten years.

                 (d)  Equal annual installments for a period of fifteen years.

The present value of the total distribution under any method shall be no less than the Participant's vested Account balance. If an installment method is applicable, the Participant's Account shall be maintained as a part of the Plan and be subject to crediting of further Investment Gain or Loss, but not subject to any further Elective Deferrals or Employer Matching Credits, after commencement of distribution. The income earned thereon shall be credited to such Account and distributed to the Participant annually.

         6.3 DISTRIBUTION METHOD IN EVENT OF SEPARATION OTHER THAN UPON DEATH, RETIREMENT, OR DISABILITY. If a Participant's Separation occurs for any reason other than death, Retirement, or Disability, distribution shall be made in a single sum, and any election of a different form of distribution shall be ineffective.

         6.4 CHOICE OF DISTRIBUTION METHODS IN EVENT OF DEATH, RETIREMENT, OR DISABILITY. Each Participant shall have the right to elect the method of distribution applicable to him in the event of his Separation on account of death, Retirement, or Disability. An election of an option available under
Section 6.2 shall be made at the time the first Deferral Agreement is executed by the Participant. The Participant may revoke a prior election and make a new election at any time; provided, however, that no election (other than the initial election) made less than 13 months prior to the Participant's Separation shall be effective. In the event an election is determined to be ineffective under the immediately preceding sentence, the most recent election made at least 13 months prior to the date of the Participant's Separation shall be effective, or if there is no such election, the Participant's initial election shall be effective. If no election is on file with the Committee, distribution shall be made in a single sum. An election, change, or rescission of an option must be made by executing and properly filing the form or forms approved by the Committee. Proof of age and other information may be required by the Committee.

         6.5 CHANGE OF DISTRIBUTION METHOD AFTER COMMENCEMENT OF BENEFITS. Except as provided in this Section, an election of the method of distribution shall be irrevocable after benefit payments commence. A Participant may revoke an election of distribution method and elect a different method after commencement of distribution, but in the event of any such change, the then current balance of the Participant's Account shall be reduced by 20 percent, which amount shall be deemed a forfeiture under the Plan.

         6.6 DISTRIBUTIONS FROM STOCK DEFERRAL AND EMPLOYER MATCHING ACCOUNTS. Notwithstanding any other provision of the Plan, distributions of amounts credited to the Participant's Option Stock Deferral Account, Restricted Stock Deferral Account, Employer Matching Account, and the portion of the Deferred Stock Deferral Account denominated in shares of Company Stock shall be paid in shares of Company Stock, except that fractional shares shall be paid in cash.

         6.7 SINGLE SUM PAYMENT OF SMALL AMOUNTS. Notwithstanding any other provision of the Plan, each Participant (i) who does not die before benefit payments are made or commenced and (ii) whose vested Account balance is $10,000 or less shall be paid in the form of a single sum payment. A surviving spouse or other Beneficiary of a Participant whose Account balance is $10,000 or less shall be paid in the form of a single sum payment.

         6.8 QUALIFIED DOMESTIC RELATIONS ORDERS. Payment shall be made in accordance with the provisions of any Qualified Domestic Relations Order.

         6.9 DISTRIBUTIONS TO DISABLED. If the Committee determines that any person to whom a payment is due is unable to care for his affairs because of physical or mental disability, it shall have the authority to cause the payments to be made to the spouse, brother, sister, or other person the Committee determines to have incurred, or to be expected to incur, expenses for that person unless a prior claim is made by a qualified guardian or other legal representative. The Committee shall not be responsible to oversee the application of those payments. Payments made pursuant to this power shall be a complete discharge of all liability under the Plan. Any amount payable to a minor under any provision of this Plan including the foregoing provisions of this Section may be paid directly to the minor. The receipt by the minor shall be a complete discharge of all liability under the Plan.

         6.10 DESIGNATION OF BENEFICIARY. Each Participant has the right to designate and to revoke the designation of his Beneficiary. Each designation or revocation must be evidenced by a written document in the form required by the Committee, signed by the Participant, and filed with the Committee. If no designation is on file at the time of a Participant's death or if the Committee determines that the designation is ineffective, the designated Beneficiary shall be the Participant's spouse, if living, or if not, the executor, administrator, or other personal representative of the Participant's estate.

         6.11 NO DUPLICATION OF BENEFITS. There shall be no duplication of benefits under this Plan.

         6.12 MISSING DISTRIBUTEES. The Committee shall make reasonable efforts to locate any person entitled to a distribution. Such efforts shall include utilization of the services of the Social Security Administration and the Internal Revenue Service to attempt to ascertain the current mailing address of any such person or for the purpose of forwarding correspondence from the Plan to any such person. If the efforts to locate a person entitled to a distribution are unsuccessful, the Committee may instruct the Employer to distribute such benefits into an interest-bearing federally-insured bank account opened in such person's name or to purchase an annuity for such person. Such person shall have an unconditional right to withdraw funds from any such bank account. All ordinary and reasonable expenses incurred in connection with attempting to locate a person entitled to benefits under the Plan and in establishing an account or purchasing an annuity for a person who cannot be located shall be deducted from the benefit payable to such person.

         If a person entitled to a distribution cannot be located within one year of the date any benefits payable under the Plan should be paid or commence to be paid, the Participant's Account may be forfeited. Notwithstanding the preceding sentence, if at any time prior to termination of the Plan, the Participant or Beneficiary files a valid claim for the forfeited benefits payable under the Plan, then (a) as soon as administratively practicable, the forfeited benefits payable to such former Participant or Beneficiary shall be reinstated effective as of the date or receipt of the claim and (b) as soon as administratively practicable following the reinstatement of such forfeited benefits, the value of the reinstated benefits shall be paid pursuant to the provisions of this Article to the Participant or Beneficiary thereof.

         In the event of the termination of the Plan, amounts payable to persons who cannot be located that have not previously been forfeited and reallocated shall be used to establish a bank account or individual retirement account, or to purchase an annuity, for such person.

         6.13 CLAIMS PROCEDURE. Submission of a claim for benefits by the Participant or Beneficiary is not a condition to payment of benefits due hereunder. However, if the Participant or Beneficiary believes that benefits have not been properly paid, he must submit a claim for proper payment to the Committee. Under normal circumstances, a final decision shall be made as to a claim within 90 days after receipt of the claim. If the Committee notifies the claimant in writing during the initial 90-day period, it may extend the period up to 180 days after the initial receipt of the claim. The written notice must contain the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Committee must notify the claimant in writing. The denial must include the specific reasons for it, the Plan provisions upon which the denial is based, and the claims review procedure. If no action is taken during the claims period, the claim is treated as if it were denied on the last day of the claims period.

         6.14 CLAIMS APPEAL PROCEDURE. If a Participant's or Beneficiary's claim is denied and he wants a review, he must apply to the Committee in writing. That application can include any comment or argument the claimant wants to make. The claimant can either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Committee can schedule any meeting with the claimant or his representative that it finds necessary or appropriate to complete its review. The request for review must be filed within 90 days after the denial. If it is not, the denial becomes final. If a timely request is made, the Committee must make its decision, under normal circumstances, within 60 days of the receipt of the request for review. However, if the Committee notifies the claimant prior to the expiration of the initial review period, it can extend the period of review up to 120 days following the initial receipt of the request for a review. All decisions of the Committee must be in writing and must include the specific reasons for its action and the Plan provisions on which its decision is based. If a decision is not given to the claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

         6.15 PARTICIPANT'S RIGHT TO ARBITRATION. If a Participant's claim is not resolved to his satisfaction under the foregoing provisions of this Article, the Participant may elect to have his claim decided by binding arbitration under applicable rules of the American Arbitration Association. The decision in any such arbitration shall be final and binding on the Sponsor, the Committee, the Participant, and all other interested parties.

                                   ARTICLE 7
                                   COMMITTEE


         7.1 APPOINTMENT, TERM, RESIGNATION, AND REMOVAL. The Board of Directors shall appoint a Committee to administer the Plan. The members of the Committee shall serve until their resignation, death, or removal. Any member of the Committee may resign at any time by giving written notice of such resignation to the Sponsor. Any member of the Committee may be removed by the Board of Directors, with or without cause. Vacancies in the Committee arising by resignation, death, removal, or otherwise shall be filled by such persons as may be appointed by the Board of Directors.

         7.2 POWERS. The Committee shall have exclusive responsibility for the administration of the Plan, according to the terms and provisions thereof, and shall have all powers necessary to accomplish such purposes, including, but not by way of limitation, the right, power, and authority:

                 (i) To make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions thereof, provided such rules and regulations are evidenced in writing;

                 (ii) To construe all terms, provisions, conditions, and limitations of the Plan; and its construction thereof made in good faith and without discrimination in favor of or against any Participant shall be final and conclusive on all persons;

                 (iii) To correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan in such manner and to such extent as it shall deem expedient to carry out the intent of the Sponsor in establishing and maintaining the Plan, and its judgment in such matters shall be final and conclusive as to all persons;

                 (iv) To select, employ, and compensate from time to time such consultants, actuaries, accountants, attorneys, and other agents and employees as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan, and any agent, firm, or employee so selected by the Committee may be a disqualified person, but only if the requirements of Section 4975(d) of the Code have been met;

                 (v) To resolve all questions relating to the eligibility of Employees and Directors to become Participants, and to determine the Participant's vested percentage and the amount of compensation upon which the benefits of each Participant shall be calculated;

                 (vi) To resolve all controversies relating to the administration of the Plan, including but not limited to (a) differences of opinion arising between the Employer and a Participant, and (b) any questions it deems advisable to determine in order to promote the uniform and nondiscriminatory administration of the Plan;

                 (vii) To direct and instruct the Employer in all matters relating to the payment of Plan benefits and to determine a Participant's entitlement to a benefit should he appeal a denial of his claim for a benefit or any portion thereof; and

                 (viii) To delegate such of its clerical and recordation duties under the Plan as it may deem necessary or advisable for the proper and efficient administration of the Plan.

         7.3 ORGANIZATION. The Committee shall select from among its members a chairman, who shall preside at all of its meetings, and shall select a secretary, without regard as to whether that person is a member of the Committee, who shall keep the minutes of its proceedings and all records, documents, and data pertaining to its supervision of the administration of the Plan.

         7.4 QUORUM AND MAJORITY ACTION. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may decide any question by a vote, taken without a meeting, of a majority of its members.

         7.5 SIGNATURES. The chairman, the secretary and any one or more of the members of the Committee to which the Committee has delegated the power, shall each, severally, have the power to execute any document on behalf of the Committee, and to execute any certificate or other written evidence of the action of the Committee.

         7.6 DISQUALIFICATION OF COMMITTEE MEMBERS. A member of the Committee who is also a Participant in the Plan shall not vote or act upon any matter relating solely to himself, unless he is the sole member of the Committee.

         7.7 DISCLOSURE TO PARTICIPANTS. The Committee shall make available to each Participant and Beneficiary for his examination such records, documents, and other data as are required under ERISA, but only at reasonable times during business hours. No Participant or Beneficiary shall have the right to examine any data or records reflecting the compensation paid to any other Participant or Beneficiary, and the Committee shall be required to make no data or records available other than those required by ERISA.

         7.8 STANDARD OF PERFORMANCE. The Committee and each of its members shall act in good faith when carrying out their responsibilities hereunder.

         7.9 LIABILITY OF COMMITTEE. No member of the Committee shall be liable for any act or omission of any other member of the Committee, any Participant, or other agent appointed by the Committee. No member of the Committee shall be liable for any act or omission on his own part, unless such act or omission is the result of the Committee member's gross negligence or willful misconduct. In this connection, each provision hereof is severable and if any provision is found to be void as against public policy, it shall not affect the validity of any other provision hereof.

         7.10 INDEMNIFICATION OF COMMITTEE MEMBERS. The Sponsor shall indemnify each member of the Committee and his heirs, successors, and assigns against all expenses (including, without limitation, taxes of every kind and character, the costs of investigating and responding to claims, the amount of judgments, the amount of settlements made with a view to the curtailment of costs of litigation, attorney's fees, interest, penalties, and all costs, expenses, losses, and damages of every kind) incurred by such member, his heirs, successors, or assigns in connection with or arising out of his having served as a member of the Committee.

         7.11 BONDING. No member of the Committee shall be required to give bond for the performance of his duties hereunder unless required by a law which cannot be waived.

         7.12 COMPENSATION. The Committee shall serve without compensation for their services, but shall be reimbursed by the Employers for all expenses properly and actually incurred in the performance of their duties under the Plan.

         7.13 PERSONS SERVING IN DUAL FIDUCIARY ROLES. Any person, group of persons, corporations, firm, or other entity may serve in more than one fiduciary capacity with respect to the Plan.

         7.14 ADMINISTRATOR. For all purposes of ERISA, the Administrator of the Plan shall be the Sponsor. The Administrator of the Plan shall have final responsibility for compliance with all reporting and disclosure requirements imposed with respect to the Plan under any federal or state law, or any regulations promulgated thereunder.

         7.15 STANDARD OF JUDICIAL REVIEW OF COMMITTEE ACTIONS. The Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan, including without limitation, the authority to determine any person's right to benefits under the Plan, the correct amount and form of any such benefits, the authority to decide any appeal, the authority to review and correct the actions of any prior administrative committee, and all of the rights, powers, and authorities specified in Sections 6.13, 6.14, and
7.2. Notwithstanding any provision of law or any explicit or implicit provision of the Plan, any action taken, or ruling or decision made, by the Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all persons other than the Sponsor, including without limitation all Participants and Beneficiaries, regardless of whether the Committee or one or more members thereof may have an actual or potential conflict of interest with respect to the subject matter of such action, ruling, or decision. No such final action, ruling, or decision of the Committee shall be subject to de novo review in any judicial proceeding; and no such final action, ruling, or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

                                   ARTICLE 8
                      ADOPTION OF PLAN BY OTHER EMPLOYERS


         8.1 ADOPTION PROCEDURE. Any business organization may, with the approval of the Sponsor, adopt this Plan by:

                 (i) executing an authorized adoption instrument agreeing to be bound as an Employer by all the terms, conditions, and limitations of this Plan except those, if any, specifically described in the adoption instrument; and

                 (ii)  providing all information required by the Committee.

         An adoption may be retroactive to the beginning of a Plan Year if these conditions are complied with on or before the last day of that Plan Year.

         8.2 NO JOINT VENTURE IMPLIED. The document which evidences the adoption of the Plan by an Employer shall become a part of this Plan. However, neither the adoption of this Plan by an Employer nor any act performed by it in relation to this Plan shall ever create a joint venture or partnership relation between it and any other Employer.

                                   ARTICLE 9
                           AMENDMENT AND TERMINATION


         9.1 SPONSOR'S RIGHT TO AMEND. Subject to the limitations prescribed by Section 9.2, the Sponsor may at any time and from time to time modify or amend the Plan in whole or in part. Any amendment shall be made by an instrument in writing, executed by the appropriate officer of the Sponsor, setting forth the nature of the amendment and its effective date.

         9.2 LIMITATIONS ON RIGHT TO AMEND. If the Plan is amended in any manner, the nonforfeitable percentage of the balance of each Account (determined as of the later of the date of the adoption of the amendment or of the effective date of the amendment) of each Participant shall not be less than such nonforfeitable percentage computed under the Plan without regard to such amendment. No amendment shall decrease the Account balance of a Participant. If any Employer is subject to the Securities Act of 1934, the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder, in any manner that would affect the method of determining the amount, price, and timing of securities of such Employer allocated to the Accounts of officers and directors or categories of officers and directors of such Employer. Except as provided in the immediately following sentence, the elimination of one or more forms of benefit payment, whether with respect to benefits attributable to service before the amendment or service after the amendment, shall not be prohibited under this Section. No amendment adopted after a Change in Control shall apply to any Participant without his express written consent.

         9.3 RETROACTIVE AMENDMENTS TO MEET LABOR OR TAX REQUIREMENTS. It is the intention of the Sponsor that distributions under the Plan be deductible under the applicable provisions of the Code; that the Plan meet all requirements of ERISA. The Sponsor shall make such amendments to the Plan as may be necessary to carry out this intention. All such amendments may be made retroactively as limited by the applicable federal law.

         9.4 SPONSOR'S RIGHT TO TERMINATE. The Sponsor may terminate the Plan by appropriate action evidenced in writing and delivered to the other Employers. The Plan shall terminate as to an Employer upon the happening of any of the following events:

                 (i) Delivery to the Sponsor of a notice of termination executed by the Employer, based on the action described in the preceding sentence and specifying the date as of which the Plan shall terminate;

                 (ii) Adjudication of the Employer as a bankrupt, general assignment by the Employer, based on the action described in the preceding sentence, to or for the benefit of creditors, or cessation of business of the Employer; and

                 (iii) Termination of the business of the Employer or the transfer by the Employer of all or substantially all of its assets and business without provision for continuing the Plan, except that, in any such event, the Plan may be continued by any successor to the Employer or any transferee of all or substantially all of its assets and business, and in the event election is made to continue the Plan, such successor or transferee shall automatically become substituted for the Employer hereunder upon receipt by the Sponsor of written notice of such election and delivery of the Sponsor's written consent to the successor or transferee.

         9.5 VESTING UPON TERMINATION. Notwithstanding any other provision of the Plan, upon the termination of the Plan, the rights of each Participant to the amount credited to his Account at such time shall be nonforfeitable.

                                   ARTICLE 10
                                 MISCELLANEOUS


         10.1 REQUIREMENTS OF LAW. The Sponsor shall not be required to issue any shares of Company Stock under the Plan if the issuance of such shares shall constitute or result in a violation by the Participant, Beneficiary, or Employer of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, the Sponsor shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the Participant or Beneficiary will not transfer such shares except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Sponsor to the effect that any proposed transfer complies with applicable law. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Sponsor may, but shall in no event be obligated to, register any shares covered hereby pursuant to applicable securities laws of any country or political subdivision thereof. In the event the shares issuable upon Separation are not so registered, the Sponsor may imprint on the certificate evidencing such shares any legend that counsel for the Sponsor considers necessary or advisable to comply with applicable law. The Sponsor shall not be obligated to take any other affirmative action in order to cause the issuance of shares of Company Stock to comply with any law or regulation of any governmental authority.

         10.2 NO RIGHTS AS STOCKHOLDER. No Participant shall have rights as a stockholder with respect to shares of Company Stock until the date of issuance of a stock certificate for such shares; and except as otherwise provided in Sections 1.36 and 10.3, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

         10.3 CHANGES IN THE SPONSOR'S CAPITAL STRUCTURE. The existence of rights under this Plan shall not affect in any way the right or power of the Sponsor or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Sponsor's capital structure or its business, or any merger or consolidation of the Sponsor, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Company Stock or the rights thereof, or the dissolution or liquidation of the Sponsor, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Sponsor shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Company Stock outstanding, without receiving compensation therefor in money, services, or property, then the number and class of shares of Company Stock credited to each Participant's Accounts shall be appropriately adjusted so that his Accounts shall be credited with same total number and class of shares as he would have received had his Accounts been distributed to him in full immediately prior to the event requiring the adjustment.

         If the Sponsor is merged or consolidated with another corporation or if the Sponsor is liquidated or sells or otherwise disposes of substantially all its assets, after the effective date of such merger, consolidation, liquidation, sale, or other disposition, as the case may be, then the number and class of shares of Company Stock credited to each Participant's Accounts shall be appropriately adjusted so that his Accounts shall be credited with same total number and class or classes of shares of such Company Stock or other securities or property to which such holder would have been entitled if, immediately prior to such merger, consolidation, liquidation, sale, or other disposition, such holder had been the holder of record of a number of shares of Company Stock equal to the number of shares credited to his Accounts.

         Except as hereinbefore expressly provided, the issue by the Sponsor of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Sponsor convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or class of shares of Company Stock then credited to Participant's Accounts.

         10.4 ESTABLISHMENT OF TRUST FUND NOT REQUIRED. No property is required to be set aside nor is a trust fund of any kind required to be established to secure the rights of any Participant hereunder. All amounts credited to the Participant's Account at any time shall be solely a charge upon the Participant's Employer and all Participants shall at all times rely solely upon the general credit of their respective Employers for the payment of any benefit which becomes payable hereunder. Notwithstanding the foregoing provisions of this Section, the Sponsor may, in its discretion, contribute funds and/or Company Stock to a grantor trust for the purpose, as it deems appropriate, of paying benefits under the Plan. Such trust may be irrevocable, but assets of the trust shall be subject to the claims of creditors of the Employer. To the extent any benefits provided under the Plan are actually paid from the trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of and shall be paid by, the Employer. The Participants shall have the status of unsecured creditors insofar as their legal claim for benefits under the Plan and the Participants shall have no security interest in the grantor trust.

         10.5 PLAN DOES NOT CONSTITUTE AN EMPLOYMENT CONTRACT. The adoption and maintenance of the Plan shall not be deemed to be a contract between any Employer and any Participant. Nothing contained herein shall be deemed to give any Participant the right to be retained in the employment of the Employer or to interfere with the rights of the Employer to discharge any Participant at any time, nor shall it interfere with the Participant's right to terminate his employment at any time.

         10.6 SPENDTHRIFT CLAUSE. Except as otherwise specifically provided, no principal or income payable or to become payable under the Plan shall be subject to anticipation or assignment by any Participant or by any Beneficiary or be subject to attachment by, or to the interference or control of, any creditor of a Participant or Beneficiary, or be taken or reached by any legal or equitable process in satisfaction of any debt or liability of a Participant or Beneficiary prior to its actual receipt by such Participant or Beneficiary. The interests of the Employer in any assets, earnings and profits related to the Plan shall not be subject to garnishment, attachment, levy, or execution of any kind for debts or defaults of any person, natural or legal, having an interest in the Plan. Any attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of an interest in the Plan by a Participant or Beneficiary, prior to distribution as herein provided, shall be absolutely and wholly void, regardless of when such conveyance, transfer, assignment, mortgage, pledge or encumbrance is intended to take place or become effective. The Employer shall never under any circumstances be required to recognize any conveyance, transfer, assignment, mortgage, or pledge by a Participant or Beneficiary hereunder, of any interest in the Plan, and the Employer shall never be required to pay any money or thing of value thereon or therefor to any creditor of a Participant or Beneficiary, nor upon any debt created by a Participant or Beneficiary for any cause whatsoever. This Section shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless (i) such order is determined to be a Qualified Domestic Relations Order, or (ii) such order was entered before January 1, 1985, and the Committee determines that sufficient uncontroverted information is available to permit such order to be treated in the same manner as a Qualified Domestic Relations Order.

         10.7 FORM OF ELECTIONS. Except as otherwise specifically provided in the Plan, in order to be effective, any election by a Participant or Beneficiary that is required or permitted under the Plan shall be in writing on a form provided or approved by the Committee, signed by the person entitled to make the election, and filed with the Committee. Any permitted revocation of such an election shall be irrevocable except to the extent specifically provided otherwise in the applicable provision of the Plan.

         10.8 GOVERNING LAWS; PARTIES TO LEGAL ACTIONS. The provisions of the Plan shall be construed, administered and enforced according to the laws of the United States and, to the extent not preempted, the state of Texas. The Employer may at any time initiate any legal action or proceeding for the determination of any questions, including questions of construction which may arise, or for instruction, and the only necessary parties to such action or proceeding shall be the Employer, except that any other person or persons may be included as parties defendant at the election of the Employer.

         10.9 PLAN DOCUMENT CONTROLLING. In the event that there is a discrepancy between the terms of this document and the terms of any policy or contract issued under the Plan, the provisions of this document shall control.

         10.10 SEVERABILITY OF CLAUSES. Each provision of the Plan Document is severable and if any provision is found to be unenforceable for any reason, it shall not affect the validity of any other provision.

         10.11 CROSS REFERENCES. All Section references are to Sections of this document, unless otherwise specified.

         10.12  SECURITIES LAW CONSIDERATIONS.

         THE PLAN AND PARTICIPATIONS THEREUNDER HAVE NOT BEEN REGISTERED WITH OR APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS SUCH COMMISSION OR THE REGULATORY AUTHORITY OF ANY STATE PASSED UPON THE ACCURACY OR ADEQUACY OF THE PLAN DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THIS PLAN AND PARTICIPATIONS THEREUNDER ARE BEING OFFERED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION PROVIDED BY REGULATION D UNDER THE SECURITIES ACT. NO PUBLIC OR OTHER MARKET WILL DEVELOP FOR THE PLAN OR PARTICIPATION THEREUNDER.

         THE PLAN AND PARTICIPATIONS THEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

         PARTICIPATIONS IN THE PLAN WILL BE ILLIQUID. AS A RESULT, PROSPECTIVE PARTICIPANTS SHOULD INVEST IN THE PLAN ONLY IF THEY CAN BEAR FOR AN INDEFINITE PERIOD OF TIME THE ECONOMIC RISKS ASSOCIATED WITH AN ALIQUID INVESTMENT.

         IN MAKING AN INVESTMENT DECISION, PROSPECTIVE PLAN PARTICIPANTS MUST RELY ON THEIR OWN EXAMINATION OF THE PLAN AND THE TERMS THEREOF, INCLUDING THE MERITS AND RISKS INVOLVED. PARTICIPATION IN THE PLAN HAS NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.

         PROSPECTIVE PARTICIPANTS ARE NOT TO CONSTRUE THE CONTENTS OF THIS PLAN DOCUMENT AS INVESTMENT, TAX OR LEGAL ADVICE. THIS PLAN DOCUMENT, AS WELL AS THE NATURE OF THE INVESTMENT, SHOULD BE REVIEWED BY EACH PROSPECTIVE PARTICIPANT'S INVESTMENT AND TAX ADVISER, ACCOUNTANT AND LEGAL COUNSEL. EACH PARTICIPANT WILL BE REQUIRED TO REPRESENT IN SUCH PARTICIPANT'S LETTER OF PARTICIPATION THAT SUCH PARTICIPANT UNDERSTANDS THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE PLAN, IS CAPABLE OF BEARING SUCH RISKS AND HAS NOT RELIED UPON THE PLAN'S SPONSOR FOR INVESTMENT, TAX, ACCOUNTING OR LEGAL ADVICE, AND THAT THE PARTICIPANT HAS RELIED ONLY ON SUCH PARTICIPANT'S OWN ADVISERS FOR SUCH ADVICE.

         THIS PLAN DOCUMENT HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF PROSPECTIVE PARTICIPANTS IN THE PLAN AND CONSTITUTES AN OFFER ONLY TO THE PROSPECTIVE PARTICIPANT TO WHOM IT WAS DELIVERED BY THE SPONSOR. EACH PROSPECTIVE PLAN PARTICIPANT, BY ACCEPTING DELIVERY OF THIS PLAN DOCUMENT, AGREES TO RETURN IT AND ALL OTHER RELATED DOCUMENTS TO THE SPONSOR AT ITS REQUEST IF THE PROSPECTIVE PARTICIPANT DECIDES NOT TO INVEST IN THE PLAN, IF THE PROSPECTIVE PARTICIPANT'S SUBSCRIPTION IS NOT ACCEPTED OR IF THE PLAN IS TERMINATED.

         THIS PLAN DOCUMENT SHALL NOT BE CONSIDERED AN OFFER BY THE PLAN, THE PLAN SPONSOR OR ANY OTHER PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER IS UNLAWFUL OR PROHIBITED.

         IN WITNESS WHEREOF, the Sponsor has executed this Agreement this 30th day of January, 1998, to be effective as of January 1, 1998, except as otherwise specified or as otherwise required to comply with applicable provisions of the Code, any statute amending the Code, or any other applicable statute, regulation, or ruling.


                                        CLIFFS DRILLING COMPANY


ATTEST:                                 By: /s/ Douglas E. Swanson
                                           ------------------------------------
                                                       President
/s/ Cindy B. Taylor
----------------------------------
          Secretary

THE STATE OF TEXAS        )
                          )
COUNTY OF HARRIS          )


         This instrument was acknowledged before me on January 30, 1998, by Douglas E. Swanson, President of Cliffs Drilling Company, a Delaware corporation, on behalf of said corporation.



                                           /s/ Brenda D. Turrentine
                                           ------------------------------------
                                                  Notary Public in and for
                                                     the State of Texas